Exhibit 99.1

NEWS RELEASE
101 East Park Blvd, Suite 1200 Plano, TX 75074 (972) 234-6400

Investor Relations Contact

Joel Achramowicz

sheltonir@sheltongroup.com

P: (415) 845-9964

INTRUSION Reports Third Quarter 2021 Results

Shield revenue represents 13% of total consolidated revenue up from 7% in the prior quarter

Plano, Texas – November 11, 2021 – INTRUSION, Inc. (NASDAQ: INTZ), a provider of cyberattack prevention solutions, including zero-days, announced today financial results for the third quarter ended September 30, 2021.

Recent Financial & Business Highlights

•	Third quarter revenue of $1.8 million was up 14% over the prior year
•	Shield revenue represented 13% of total revenue in the quarter, up from 7% in the prior quarter
•	Top Shield customer, Lippert Components, accelerated deployment across its global workforce
•	Added five new Shield customers during the quarter varying in size
•	Received further validation of Shield’s efficacy to protect against contemporary cyberattacks from three separate cybersecurity evaluation firms

Third Quarter Financial Results

Revenue for the third quarter 2021 was $1.8 million, compared to $2.0 million for the second quarter 2021 and $1.6 million for the third quarter 2020.

Gross profit margin was 62% of revenue in the third quarter 2021, compared to 63% for the second quarter 2021 and 59% for the third quarter 2020.

Operating expenses in the third quarter 2021 were $7.2 million, compared to $6.9 million for the second quarter 2021 and $2.3 million for the third quarter 2020.

The third quarter 2021 net loss was $6.1 million, or ($0.34) per share, compared to a net loss of $5.0 million, or ($0.28) per share, for the second quarter 2021 and a net loss of $1.4 million, or ($0.10) per share, for the third quarter 2020.

As of September 30, 2021, cash and cash equivalents were $7.2 million and working capital was $4.9 million.

Intrusion

Third Quarter 2021 Results

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Conference Call

INTRUSION’s management will host a conference call today at 4:00 P.M., CST. Interested investors can access the live call by dialing 1-888-330-2041, or 1-646-960-0151 for international callers, and providing the following access code: 6774917. For those unable to participate in the live conference call, a replay will be accessible beginning tonight at 7:00 P.M. CST until November 18, 2021, by dialing 1-800-770-2030, or 1-647-362-9199 for international callers, and entering the following access code: 6774917. Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About INTRUSION, Inc.

INTRUSION, Inc. (NASDAQ: INTZ) protects any-sized company by leveraging advanced threat intelligence with real-time artificial intelligence to kill cyberattacks as they occur – including zero-days. INTRUSION’s solution families include INTRUSION Shield, an advanced cyber-defense solution that kills cyberattacks in real-time using artificial intelligence (AI) and advanced cloud threat intelligence; INTRUSION TraceCop™ for identity discovery and disclosure; and INTRUSION Savant™ for network data mining and advanced persistent threat detection. For more information, please visit www.intrusion.com.

Cautionary Statement Regarding Forward Looking Information

This release may contain certain forward-looking statements, including, without limitations, statements about the performance of protections provided by our Shield products, the effect of the recent additions to our board and executive management team, the anticipated recovery of our governmental customers and an expanded need for them and an increasing customer base to address cybersecurity risks, leading to expected growth in our sales performance for this year, as well as any other statements which reflect management's expectations regarding future events and operating performance. These forward-looking statements speak only as of the date hereof and involve a number of risks and uncertainties, including, the risk that the Company does not benefit as anticipated from sales of our current solutions, including the INTRUSION Shield solution, the performance of our expanded management team, and that customers will address and mitigate their perceived cybersecurity risks through the purchase of our products and solutions. These statements are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including, risks that we have detailed in the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”

Intrusion

Third Quarter 2021 Results

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INTRUSION INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except par value amounts)

	September 30, 2021	December 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$7,153	$16,704
Accounts receivable	1,048	1,233
Prepaid expenses	617	370
Other current assets	19	–
Total current assets	8,837	18,307
Non-Current Assets:
Property and Equipment:
Equipment	2,502	1,453
Furniture and fixtures	43	43
Leasehold improvements	67	67

Property, plant and equipment, gross	2,612	1,563
Accumulated depreciation and amortization	(1,417)	(1,097)
Property and equipment, net	1,195	466
Finance leases, right-of-use assets, net	1,696	20
Operating leases, right-of-use assets, net	882	1,010
Other assets	167	79
Total non-current assets	3,940	1,575
TOTAL ASSETS	$12,777	$19,882

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable, trade	$747	$408
Accrued expenses	957	628
Finance lease liabilities, current portion	582	21
Operating lease liabilities, current portion	860	487
PPP loan payable, current portion	–	421
Deferred revenue	822	177
Total current liabilities	3,968	2,142

Non-Current Liabilities:
PPP loan payable, noncurrent portion	–	212
Finance lease liabilities, noncurrent portion	620	–
Operating lease liabilities, noncurrent portion	1,412	1,867
Total non-current liabilities	2,032	2,079

Commitments and contingencies

Stockholders’ equity:
Common stock $0.01 par value: Authorized shares — 80,000 Issued shares — 18,803 in 2021 and 17,428 in 2020 Outstanding shares — 18,793 in 2021 and 17,418 in 2020	188	174
Common stock held in treasury, at cost – 10 shares	(362)	(362)
Additional paid-in capital	83,240	77,187
Accumulated deficit	(76,246)	(61,295)
Accumulated other comprehensive loss	(43)	(43)
Total stockholders’ equity	6,777	15,661
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$12,777	$19,882

Intrusion

Third Quarter 2021 Results

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INTRUSION INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Revenue	$1,819	$1,588	$5,632	$5,039
Cost of revenue	690	652	2,048	2,050

Gross profit	1,129	936	3,584	2,989

Operating expenses:
Sales and marketing	3,782	885	10,123	1,880
Research and development	1,863	1,081	4,862	2,741
General and administrative	1,592	377	4,261	962

Operating loss	(6,108)	(1,407)	(15,662)	(2,594)

Interest and other income	19	–	87	8
Interest expense	(8)	(2)	(11)	(4)
Gain on the extinguishment of debt	–	–	635	–

Net loss	$(6,097)	$(1,409)	$(14,951)	$(2,590)

Preferred stock dividends accrued	–	(13)	–	(79)
Net loss attributable to common stockholders	$(6,097)	$(1,422)	$(14,951)	$(2,669)

Net loss per share attributable to common stockholders:
Basic	$(0.34)	$(0.10)	$(0.85)	$(0.19)
Diluted	$(0.34)	$(0.10)	$(0.85)	$(0.19)

Weighted average common shares outstanding:
Basic	17,909	14,450	17,692	13,981
Diluted	17,909	14,450	17,692	13,981